First Amendment to

Fund Participation Agreement

First Amendment to the Fund Participation Agreement dated January 1, 2013 (the “Agreement”) made by and among Forethought Life Insurance Company, Hartford Funds Management Company, LLC, Hartford Investment Financial Services Company, Inc. and each of the Investment Companies listed of Schedule A.

In accordance with Article XIII, Section 13.11 of the Agreement, the parties hereby amend the Agreement as follows:

1.             References to “Hartford Investment Financial Services Company, Inc.” and “HIFSCO” are hereby changed to “Hartford Funds Distributors, LLC” and “HFD” respectively.

2.             Schedule A to the Agreement is deleted and replaced in its entirety by a new Schedule A, effective as of May 1, 2014.

IN WITNESS WHEREOF, the undersigned parties have executed this Agreement to be effective upon the date below.

Date:	April 29, 2014	Forethought Life Insurance Company
By its authorized officer,

		By:	/s/ Eric D. Todd
		Name:	Eric D. Todd
		Title:	Sr. Vice President

Date:	April 29, 2014	Hartford Funds Management Company, LLC
By its authorized officer,

		By:	/s/ Gregory Frost
		Name:	GREGORY FROST
		Title:	Chief Financial Officer

Date:	April 29, 2014	Hartford Funds Distributors, LLC
By its authorized officer,

		By:	/s/ Gregory Frost
		Name:	GREGORY FROST
		Title:	Chief Financial Officer

Date:	April 29, 2014	Each Investment Company Listed on Schedule A
By its authorized officer,

		By:	/s/ Edward Macdonald
		Name:	Edward P. Macdonald
		Title:	Vice President and Chief Legal Officer

Schedule A

Effective May 1, 2014

INVESTMENT COMPANIES

Hartford Capital Appreciation HLS Fund

Hartford Dividend and Growth HLS Fund

Hartford Growth HLS Fund

Hartford Growth Opportunities HLS Fund

Hartford High Yield HLS Fund

Hartford Index HLS Fund

Hartford International Opportunities HLS Fund

Hartford Portfolio Diversifier HLS Fund

Hartford Total Return Bond Fund

Hartford Value HLS Fund

SEPARATE ACCOUNTS

Forethought Life Insurance Company Separate Account A

PORTFOLIO HOLDINGS

With respect to the Hartford Portfolio Diversifier HLS Fund, the Fund, Adviser and Distributor agree to make available specific Portfolio Holdings described below that are publicly available for use by the Company. Such Portfolio Holdings will be made available on Portfolio Diversifier Fund rebalancing and futures roll dates. The Portfolio Holdings will be continuously available provided any assets of Forethought variable annuity contracts are invested in the Hartford Portfolio Diversifier HLS Fund.

Portfolio Holdings:

1.              S&P 500 Sleeve Amount

2.              BarcAgg Sleeve Amount

3.              Target Cash Amount

4.              Long-term Options Sleeve Amount

5.              Futures Sleeve Amount